UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 6, 2021
First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On December 6, 2021, First Wave BioPharma, Inc. (the “Company”) provided the following business update:

As of December 6, 2021, subsequent to September 30, 2021, the Company has issued and sold 3,682,120 shares of its common stock under the At The Market Agreement by and between the Company and H.C. Wainwright & Co., LLC as sales agent, dated May 26, 2021, for which the Company has received gross proceeds of approximately $10.5 million, less issuance costs incurred of approximately $327,000.

On December 6, 2021, the Company had cash and cash equivalents of approximately $9.7 million.

The Company’s ability to issue common stock and other securities exercisable or convertible for shares of common stock is subject to availability of a sufficient amount of authorized shares of common stock pursuant to the Company’s certificate of incorporation. As of December 6, 2021, there were 1,477,803 shares of common stock authorized and available for issuance on a fully-diluted basis which includes reservations of shares of common stock for the Company’s Amended and Restated 2020 Omnibus Equity Incentive Plan and the exchange right under the Company’s Series B Preferred Stock. The Company filed a definitive proxy statement with the Securities and Exchange Commission, which has been mailed to the Company’s stockholders, including a proposal, to be voted on at the Company’s upcoming annual meeting of stockholders on December 17, 2021, to increase the total number of authorized shares of common stock by 25,000,000 to 50,000,000 shares. This proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal at the meeting, and there can be no assurance that this proposal will be approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

December 6, 2021	By:	/s/ Daniel Schneiderman
	Name:	Daniel Schneiderman
	Title:	Chief Financial Officer